Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports Third Quarter 2013 Results

PEORIA, ILLINOIS, October 16, 2013 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2013 operating earnings of $30.5 million ($1.40 per share), compared to $21.9 million ($1.02 per share) for the third quarter of 2012. For the nine months ended September 30, 2013, operating earnings were $80.4 million ($3.71 per share) compared to $67.7 million ($3.15 per share) for the same period in 2012.

	Third Quarter
Earnings Per Diluted Share	2013	2012
Operating earnings (1)	$1.40	$1.02
Net earnings	$1.73	$1.19

(1) See discussion of non-GAAP financial measures on page 2.

Highlights for the quarter included:

•                  3% growth in gross premiums written and 7% growth in net premiums written.

•                  Underwriting income of $31.8 million, resulting in a combined ratio of 80.5.

•                  $19.7 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  Net operating cash flow of $55.0 million.

•                  Book value per share of $39.85, an increase of 6% from year end 2012.

“Our strong performance in the quarter demonstrates the effectiveness of our underwriting discipline,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “As in recent quarters, our casualty segment drove growth as we continued to benefit from higher rates and newer product initiatives.”

“We have delivered solid results thus far this year, achieving 8% growth in gross premiums written and 11% growth in net premiums written while attaining an outstanding 83 combined ratio. Looking toward the fourth quarter, we remain focused on continuing the momentum by pursuing attractive niche markets where our underwriters’ expertise can create greater value for our customers,” said Michael.

Underwriting income

RLI achieved $31.8 million of underwriting income in the third quarter of 2013 on an 80.5 combined ratio, compared to $18.5 million of underwriting income on an 87.7 combined ratio in the same quarter for 2012.

Underwriting Income (Loss)	Third Quarter
(in millions)	2013	2012
Casualty	$20.8	$10.8
Property	6.5	(0.3)
Surety	4.5	8.0
Total	$31.8	$18.5

	Third Quarter
Combined Ratio	2013	2012
Casualty	75.3	84.2
Property	87.7	100.6
Surety	83.2	70.3
Total	80.5	87.7

Results for 2013 include a benign catastrophe season, improved current year results on our casualty segment, as well as $19.7 million in favorable development on prior years’ loss reserves. On a comparative basis, results for 2012 included $18.1 million in favorable development on prior years’ loss reserves.

—more—

RLI reported year-to-date underwriting income of $77.2 million representing an 83.3 combined ratio for the nine months ended September 30, 2013, versus $55.1 million of underwriting income representing an 87.1 combined ratio for the same period last year.

Other income

RLI’s net investment income for the quarter declined 4.4% to $13.6 million, compared to the same period in 2012. For the nine-month period ended September 30, 2013, investment income was $39.3 million versus $44.3 million for the same period in 2012. The investment portfolio’s total return was 1.3% for the quarter. The bond portfolio returned 0.9% in the quarter, and the equity portfolio’s return was 3.0%. Through nine months, the investment portfolio’s total return was 2.0% with the bond portfolio returning -1.8% and equities returning 17.7%. The decline in the bond portfolio was primarily due to an increase in interest rates.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $35.7 million for the quarter ($1.64 per share) compared to $46.5 million ($2.16 per share) for the same quarter in 2012. Year-to-date comprehensive earnings were $74.5 million ($3.44 per share), compared to $116.0 million ($5.39 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $2.6 million compared to $1.9 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses. For the nine-month period, equity in earnings of unconsolidated investee was $10.7 million versus $8.9 million in 2012.

Dividend paid in the third quarter 2013

On September 20, 2013, the Company paid a dividend of $0.34 per share, the same amount as the prior quarter. RLI has paid dividends for 149 consecutive quarters and increased dividends in each of the last 38 years.

Debt issuance

On September 25, 2013, RLI entered into an underwriting agreement to issue $150,000,000 of senior unsecured notes. On October 2, 2013, the public offering was completed with funds received and notes issued bearing a coupon rate of 4.875% and maturity date of September 15, 2023. RLI will use a portion of the proceeds received from this offering to repay its $100,000,000 of senior notes outstanding, which mature in January 2014, with remaining net proceeds available for general corporate purposes. Further information about the notes offering is available at www.rlicorp.com.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

At 10 a.m. central time (CT) tomorrow, October 17, 2013, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at  http://www.media-server.com/m/p/mq6p56vs.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2012.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2013	2012	2013	2012
	3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share	$1.40	$1.02	$3.71	$3.15

Specific items included in operating earnings per share: (1) (2)
• Favorable development on casualty prior years’ reserves	$0.51	$0.36	$1.36	$1.01
• Favorable development on property prior years’ reserves	$0.07	$0.06	$0.09	$0.24
• Favorable (unfavorable) development on surety prior years’ reserves	$(0.01)	$0.09	$0.13	$0.26
• Catastrophe impact
• 2013 spring storms	$—	$—	$(0.26)	$—
• 2012 and prior spring storms	$—	$(0.03)	$(0.01)	$(0.42)
• 2012 and prior hurricanes	$0.02	$(0.10)	$0.07	$(0.04)

(1)         Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)         Reserve development reflects changes from previously estimated losses.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$163,702	$149,943	9.2%	$462,406	$428,807	7.8%
Net investment income	13,598	14,221	-4.4%	39,331	44,340	-11.3%
Net realized investment gains	10,999	5,481	100.7%	18,425	16,233	13.5%
Consolidated revenue	188,299	169,645	11.0%	520,162	489,380	6.3%

Loss and settlement expenses	64,246	70,598	-9.0%	191,301	193,486	-1.1%
Policy acquisition costs	54,176	49,262	10.0%	156,014	145,632	7.1%
Other insurance expenses	13,462	11,553	16.5%	37,916	34,595	9.6%
Interest expense on debt	1,513	1,512	0.1%	4,538	4,537	0.0%
General corporate expenses	2,157	2,099	2.8%	6,235	5,901	5.7%
Total expenses	135,554	135,024	0.4%	396,004	384,151	3.1%

Equity in earnings of unconsolidated investee	2,564	1,859	37.9%	10,696	8,928	19.8%

Earnings before income taxes	55,309	36,480	51.6%	134,854	114,157	18.1%
Income tax expense	17,662	11,017	60.3%	42,458	35,908	18.2%
Net earnings	$37,647	$25,463	47.8%	$92,396	$78,249	18.1%
Other comprehensive earnings (loss), net of tax	(1,946)	21,047	—	(17,874)	37,713	—
Comprehensive earnings	$35,701	$46,510	-23.2%	$74,522	$115,962	-35.7%

Operating earnings: (1)
Net earnings	$37,647	$25,463	47.8%	$92,396	$78,249	18.1%
Less: Realized investment gains, net of tax	7,150	3,562	100.7%	11,977	10,551	13.5%
Operating earnings	$30,497	$21,901	39.2%	$80,419	$67,698	18.8%

Return on Equity:
Net earnings (trailing four quarters)				14.0%	12.8%
Comprehensive earnings (trailing four quarters)				10.4%	20.6%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,773	21,486		21,665	21,519

EPS from operations (1)	$1.40	$1.02	37.3%	$3.71	$3.15	17.8%
Realized gains, net of tax	0.33	0.17	94.1%	0.55	0.49	12.2%
Net earnings per share	$1.73	$1.19	45.4%	$4.26	$3.64	17.0%
Comprehensive earnings per share	$1.64	$2.16	-24.1%	$3.44	$5.39	-36.2%
Cash dividends per share	$0.34	$0.32	6.3%	$1.00	$0.94	6.4%

Net Cash Flow provided by Operations	$54,955	$45,207	21.6%	$81,736	$13,154	521.4%

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2013	2012	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,379,663	$1,390,317	-0.8%
(amortized cost - $1,360,594 at 9/30/13)
(amortized cost - $1,306,084 at 12/31/12)
Equity securities	392,156	375,788	4.4%
(cost - $218,656 at 9/30/13)
(cost - $240,287 at 12/31/12)
Cash and cash equivalents	110,392	74,776	47.6%
Total investments and cash	1,882,211	1,840,881	2.2%

Bond issuance - proceeds receivable	148,596	—	—
Premiums and reinsurance balances receivable	157,213	139,355	12.8%
Ceded unearned premiums	69,842	73,192	-4.6%
Reinsurance recoverable on unpaid losses	360,194	359,884	0.1%
Deferred acquisition costs	63,215	52,344	20.8%
Property and equipment	36,007	27,987	28.7%
Investment in unconsolidated investee	62,506	52,128	19.9%
Goodwill and intangibles	75,140	76,113	-1.3%
Other assets	31,713	22,748	39.4%
Total assets	$2,886,637	$2,644,632	9.2%

Unpaid losses and settlement expenses	1,135,698	1,158,483	-2.0%
Unearned premiums	416,886	369,346	12.9%
Reinsurance balances payable	44,530	43,959	1.3%
Funds held	64,047	56,633	13.1%
Debt, notes payable due 2014	100,000	100,000	—
Debt, notes payable due 2023	150,000	—	—
Income taxes - deferred	54,337	55,566	-2.2%
Accrued expenses	49,108	49,933	-1.7%
Other liabilities	17,453	14,349	21.6%
Total liabilities	2,032,059	1,848,269	9.9%
Shareholders’ equity	854,578	796,363	7.3%
Total liabilities & shareholders’ equity	$2,886,637	$2,644,632	9.2%

OTHER DATA
Common shares outstanding (in 000’s)	21,447	21,263
Book value per share	$39.85	$37.45	6.4%
Closing stock price per share	$87.42	$64.66	35.2%
Cash dividends per share - ordinary (annualized)	$1.34	$1.26	6.3%
Cash dividends per share - special	$—	$5.00	—
Statutory Surplus	$809,152	$684,072	18.3%

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$116,242		$55,716		$29,708		$201,666
Net premiums written	91,416		40,963		28,002		160,381
Net premiums earned	83,966		52,705		27,031		163,702
Net loss & settlement expenses	32,287	38.5%	26,719	50.7%	5,240	19.4%	64,246	39.2%
Net operating expenses	30,880	36.8%	19,518	37.0%	17,240	63.8%	67,638	41.3%
Underwriting income	$20,799	75.3%	$6,468	87.7%	$4,551	83.2%	$31,818	80.5%

2012

Gross premiums written	$99,970		$65,321		$30,591		$195,882
Net premiums written	72,597		49,052		28,880		150,529
Net premiums earned	68,194		54,741		27,008		149,943
Net loss & settlement expenses	32,297	47.4%	35,905	65.6%	2,396	8.9%	70,598	47.1%
Net operating expenses	25,091	36.8%	19,146	35.0%	16,578	61.4%	60,815	40.6%
Underwriting income (loss)	$10,806	84.2%	$(310)	100.6%	$8,034	70.3%	$18,530	87.7%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$343,179		$222,190		$86,129		$651,498
Net premiums written	273,160		158,492		81,644		513,296
Net premiums earned	235,307		147,305		79,794		462,406
Net loss & settlement expenses	109,112	46.4%	70,764	48.0%	11,425	14.3%	191,301	41.4%
Net operating expenses	86,678	36.8%	56,927	38.6%	50,325	63.1%	193,930	41.9%
Underwriting income	$39,517	83.2%	$19,614	86.6%	$18,044	77.4%	$77,175	83.3%

2012

Gross premiums written	$288,652		$226,382		$86,750		$601,784
Net premiums written	212,225		167,062		81,213		460,500
Net premiums earned	197,409		151,581		79,817		428,807
Net loss & settlement expenses	102,094	51.7%	84,358	55.7%	7,034	8.8%	193,486	45.1%
Net operating expenses	72,906	36.9%	55,906	36.9%	51,415	64.4%	180,227	42.0%
Underwriting income	$22,409	88.6%	$11,317	92.6%	$21,368	73.2%	$55,094	87.1%